UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) March 22, 2006

NOVADEL PHARMA INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-32177	22-2407152
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

25 Minneakoning Road

Flemington, New Jersey 08822

(Address of principal executive offices) (Zip Code)

(908) 782-3431

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On March 22, 2006, NovaDel Pharma Inc. (the “Company”) issued a press release to announce the issuance of a patent by the Canadian Patent Office covering the use of multiple classes of drugs in oral sprays, as further discussed in Item 8.01 below, which is incorporated by reference herein. Such press release is being furnished pursuant to this Item 7.01 of this Current Report on Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 8.01. Other Events.

As discussed in Item 7.01, Canadian Patent No. 2,252,050 covers a buccal aerosol spray composition for transmucosal administration of a pharmacologically acceptable non-polar solvent propellant selected from the group consisting of alkaloids, anti-histamines, steroid hormones, non-steroidal anti-inflammatories, analgesics, benzodiazepines and anti-depressants. NovaDel’s patent portfolio includes 143 issued and pending patent applications worldwide.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

99.1	Press Release dated March 22, 2006, titled “NovaDel Issued Canadian Patent for Oral Spray Delivery of Major Classes of Pharmaceuticals.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NovaDel Pharma Inc.

By:	/s/ Jean W. Frydman
Name:	Jean W. Frydman
Title:	Vice President and General Counsel

Date: March 22, 2006

EXHIBIT INDEX

Exhibit	Description
99.1	Press Release dated March 22, 2006, titled “NovaDel Issued Canadian Patent for Oral Spray Delivery of Major Classes of Pharmaceuticals.”